UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2025

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-42023	85-3844872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Broadway Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(818) 860-1352

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of Material Definitive Agreement.

On March 5, 2025, Serve Robotics Inc. (the “Company”) terminated the Equity Distribution Agreement, dated as of November 7, 2024 (the “Prior Sale Agreement”), by and among the Company, Northland Securities, Inc., B. Riley Securities, Inc. and Ladenburg Thalmann & Co. Inc. (the “Agents”).

The termination of the Prior Sale Agreement was effective on March 5, 2025. As previously reported, pursuant to the terms of the Prior Sale Agreement and the related prospectus filed with the SEC on November 7, 2024, the Company could offer and sell shares of its common stock having an aggregate offering price of up to $100 million from time to time through the Agents. The Company is not subject to any termination penalties related to the termination of the Prior Sale Agreement. The Company sold 5,698,992 shares of its common stock for gross proceeds of approximately $80.0 million pursuant to the Prior Sale Agreement through the termination date of such agreement. The Company will not make any further sales of shares of its common stock under the Prior Sale Agreement and the related prospectus supplement.

Item 4.01. Changes in Registrant’s Certifying Accountants.

(a) Dismissal of Independent Registered Public Accounting Firm

On March 4, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company approved the decision to change its independent registered public accounting firm and dismissed dbbmckennon (“dbb”) as its independent registered public accounting firm, to be effective upon the completion of dbb’s audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2024.

The audit report of dbb on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through March 4, 2025, there were no (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and dbb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of dbb, would have caused dbb to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weaknesses identified by dbb as disclosed in the Company's Annual Reports on Form 10-K filed on February 29, 2024 and on March 6, 2025.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided dbb with a copy of the foregoing disclosures and has requested that dbb furnish the Company with a letter addressed to the Securities and Exchange Committee stating whether dbb agrees with the statements made by the Company set forth above. A copy of dbb’s letter, dated March 6, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On March 4, 2025, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as its new independent registered public accounting firm for the fiscal year ending December 31, 2025, to be effective immediately following the completion by dbb of the audit for the fiscal year ended December 31, 2024, as described above. This decision was made pursuant to the authority of the Audit Committee as specified in its charter.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through March 4, 2025 neither the Company, nor any party on behalf of the Company, consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

No.	Description
16.1	Letter from dbbmckennon
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serve Robotics Inc.

Dated: March 6, 2025	/s/ Brian Read
Brian Read
Chief Financial Officer

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